LIMITED FORBEARANCE AGREEMENT

        This LIMITED FORBEARANCE AGREEMENT (this “Agreement”), dated as of October 1, 2002 (the “Effective Date”), by and between Furr’s Restaurant Group, Inc. (“Furrs”); Cafeteria Operators, L.P. (“Cafeteria Operators”); Cavalcade Holdings, Inc. (“Holdings”); Cavalcade Foods, Inc. (“Foods”); Furrs’/Bishop’s Cafeterias, L.P. (“Bishop’s”) and Cavalcade Development, L.P. (“Development” and collectively, the “Borrowers”), Fleet National Bank, in its individual capacity as a lender (“Fleet”) and in its capacity as Administrative Agent (the “Agent”), and certain other undersigned lenders (the Agent, together with such lenders, the “Lenders”).

RECITALS

         A.         The Financing Documents. Borrowers are indebted to the Lenders as evidenced by (i) that certain Revolving Credit and Term Loan Agreement dated as of April 10, 2001 (the “Credit Agreement”), (ii) those certain Revolving Credit Notes dated on or about April 10, 2001 executed by Borrowers and payable to the order of certain Lenders in the aggregate principal amount of $20,000,000, (iii) those certain Term A Loan Notes dated on or about April 10, 2001 executed by Borrowers and payable to certain Lenders in the aggregate principal amount of $30,000,000 and (iv) that certain Term B Loan Note dated April 13, 2001 executed by Borrowers and payable to the order of Textron Financial Corporation in the principal amount of $5,000,000, such indebtedness being secured by perfected, first priority security interests in and liens on substantially all assets of Borrowers as provided in the Security Documents.

         B.         Existing Defaults. Borrowers acknowledge that certain Defaults and Events of Default of Company under the Loan Documents have occurred and are continuing as more specifically described in Exhibit “A” attached hereto (the “Specified Defaults”).

         C.          Forbearance Request by Borrowers. Borrowers have requested that the Lenders forbear until December 31, 2002 from exercising their rights and remedies arising as a result of the occurrence of the Specified Defaults. The Lenders are willing to grant such forbearance subject to the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS:

         1.          Definitions. Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement. In addition, the following terms, for the purposes of this Agreement, shall have the following meanings:

                 (a)          “ Budget” means the thirteen-week cash flow budget attached as Exhibit "B" hereto.

                 (b)          “ CRP” means Corporate Revitalization Partners, LLC.

                 (c)         “CRP Agreement” means the agreement pursuant to which Borrowers have engaged CRP, as the same may be amended, modified, or supplemented from time to time as permitted hereunder.

                 (d)         “Forbearance Period” means the period commencing on the Effective Date and continuing through and including the Termination Date, unless earlier terminated pursuant to the terms and provisions of this Agreement.

                 (e)         “Termination Date” means 5:00 p.m. (Eastern Standard Time) on December 31, 2002.

                 (f)         “Termination Event” means the occurrence of any of the following: (i) any representation or warranty made or deemed made by any Borrower in this Agreement shall be false, misleading or erroneous in any material respect when made or deemed to have been made, (ii) any Borrower shall fail to perform, observe or comply timely with any covenant, agreement or term contained in this Agreement, (iii) any default, event of default, Default or Event of Default, other than the Specified Defaults, shall occur under this Agreement or the Loan Documents, (iv) any Borrower shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall take any corporate action to authorize any of the foregoing, (v) an involuntary proceeding shall be commenced against any Borrower seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, or (vi) any event or condition shall occur after the Effective Date which shall have a Material Adverse Effect; provided that no Termination Event shall occur as a result of any Borrower issuing an unsecured note payable to a vendor in the course of compromising and settling amounts owed to such vendor even though such note may constitute Indebtedness.

         2.          Forbearance by Lenders.

                 (a)         Forbearance. Subject to the terms of this Agreement and only so long as no Termination Event shall have occurred, the Lenders hereby agree to forbear until the Termination Date from exercising their rights and remedies arising as a result of the occurrence of the Specified Defaults. Notwithstanding the foregoing, the forbearance granted by the Lenders pursuant hereto shall not constitute and shall not be deemed to constitute a waiver of any of the Specified Defaults or of any other Default or Event of Default under the Loan Documents. On and after the Termination Date, or such earlier date on which a Termination Event occurs, the Lenders’ agreement hereunder to forbear shall terminate automatically without further act or action by the Agent or any Lender, and the Lenders shall be entitled to exercise any and all rights and remedies available to them under the Loan Documents and this Agreement, at law, in equity, or otherwise without any further lapse of time, expiration of applicable grace periods, or requirements of notice, all of which are hereby expressly waived by each Borrower other than any notice of acceleration required by the Loan Documents and any notice required by applicable law.

                 (b)         Interest Charges. During the Forbearance Period all of the Loans shall be Base Rate Loans and shall bear interest at the rates applicable thereto under Section 6.10 of the Credit Agreement. So long as the Borrowers make weekly interest payments on the Loans on Tuesday of each week commencing October 8, 2002 in the minimum amount of $50,000, no Termination Event shall be deemed to have occurred as a result of Borrowers’ failure to make interest payments as provided in the Credit Agreement. Lenders’ acceptance of the weekly partial payments of interest provided in this Section 2(b) shall not constitute a waiver of any interest accruing but not paid during the Forbearance Period.

         3.          Representations and Warranties. To induce the Lenders to enter into this Agreement, Borrowers jointly and severally hereby represent and warrant to the Lenders that:

                 (a)         Duly Organized. Each Borrower is duly organized, validly existing and in good standing under the laws of the state in which it was organized and formed, whether by incorporation, partnership, limited liability company, or otherwise, without limitation, and has the power and authority to perform its obligations under this Agreement and the other Loan Documents.

                 (b)         Authority. The execution, delivery and performance of this Agreement have been duly authorized by all requisite action on the part of each Borrower and do not and will not violate the articles of incorporation or bylaws, partnership agreement, or other governance document or agreement of any Borrower, any other material agreement to which any Borrower is a party, or any law, rule or regulation, or any order of any court, governmental authority or arbitrator by which it or any of them or its properties is bound.

                 (c)         No Defenses. The outstanding principal balance of the Loans is $41,925,000.00 as of the Effective Date, accrued and unpaid interest on the Loans was $1,188,276.31 as of October 1, 2002 and interest continues to accrue on the Loans at the rates applicable thereto under Section 6.10 of the Credit Agreement. The Administrative Agent has issued Letters of Credit for the account of one or more Borrowers in the aggregate Maximum Drawing Amount of $3,280,000.00 as of the Effective Date. No Borrower has any (i) defenses to payment, (ii) counterclaim, or (iii) rights of setoff, in each case with respect to any Obligations to the Agent or any Lender existing as of the Effective Date.

                 (d)          No Other Defaults. Except for the Specified Defaults, no Default or Event of Default has occurred and is continuing.

                 (e)         Taxes. All payments due to all taxing authorities with respect to the Collateral are current at the present time except as otherwise disclosed to the Lenders in writing by Borrowers.

         4.          Covenants. Notwithstanding any provisions to the contrary contained in the Loan Documents, each Borrower hereby covenants and agrees that, from and after the Effective Date, each of them will perform, observe and comply with each of the following covenants:

                 (a)         Compliance with Loan Documents and this Agreement. Each Borrower will perform, observe and comply with each covenant, agreement and term contained in this Agreement and each of the Loan Documents, except for the Specified Defaults.

                 (b)          No New Loans or Letters of Credit. During the Forbearance Period none of the Borrowers will be entitled to obtain any additional Loans or the issuance of any additional Letters of Credit.

                 (c)         Reporting by CRP. Borrowers will cause CRP to deliver promptly to Lenders any written report, analysis, forecast, recommendations or other information delivered to any Borrower by CRP (excluding any internal management report or correspondence prepared by any officer, director or employee of CRP in the ordinary performance of his duties to any Borrower pursuant to the CRP Agreement) and to provide written progress reports concerning CRP’s activities no less frequently than monthly on the 15th day of each month. The CRP Agreement shall not be terminated, amended, modified or supplemented without the prior written consent of Required Lenders.

                 (d)         Certain Leasehold Mortgages and Landlord Waivers. Borrowers will promptly execute and deliver to Agent such leasehold mortgages or leasehold deeds of trust as Agent may request covering one or more Units not currently the subject of a leasehold mortgage or leasehold deed of trust in favor of Agent. Borrowers will exert reasonable efforts to obtain landlord waivers, in a form approved by Agent, from any landlord specified by Agent.

                 (e)         Cash Flow. Tested weekly during the Forbearance Period on Tuesday of each week, the Borrowers will not permit any of the following (such performance to be calculated in a manner consistent with the Budget): (i) gross cash receipts for the prior three week period ending on such date to be less than 90% of the aggregate amount shown in the Budget for such weeks; (ii) the average of the ending book cash balances for the prior three weeks ending on such date to be less than 80% of the average of the amounts shown in the Budget for such weeks; and (iii) a deficit ending book cash balance that exceeds negative $1,200,000 on such date. Any fees and expenses paid to the Administrative Agent or the Administrative Agent’s Special Counsel, including the retainer contemplated by subsection (f) below, will be excluded from the calculation of the covenants set forth in clauses (ii) and (iii) of this subsection (e).

                 (f)         Retainer for Expenses. On the Effective Date, Borrowers will deliver to the Agent a retainer for expenses in the amount of $50,000.00. Fees and expenses of the Administrative Agent’s Special Counsel will be payable monthly promptly after receipt of summary description invoices therefor in addition to such retainer amount.

                 (g)         Information. Not later than close of business on Tuesday of each week, the Borrowers will provide the Lenders with a rolling thirteen week cash flow forecast as of close of business on Tuesday of the prior week in sufficient detail for ready analysis and in the format set forth in the Budget. In addition to any notices required to be given under Section 9.5 of the Credit Agreement, Borrowers agree to provide Lenders with such other information as may be reasonably requested by the Lenders from time to time, within five (5) Business Days of such request (unless it is not reasonably practicable for the Borrowers to provide such information within such time period, in which case such information will provided as soon as it is reasonably practicable to do so), including, without limitation, copies of any bank or other financial institution statements; financial statements; transactional documentation; litigation pleadings, depositions, related documents and transcripts; letters of intent or offers to purchase, lease or license part, all or substantially all of the assets of any Borrower; and letters of intent or commitments for any capital investment, loan or other financing of any Borrower.

                 (h)         Business Plan. Not later than December 2, 2002, the Borrowers shall submit to the Agent for review and distribution to the Lenders a business plan covering the period from January 1, 2003 through December 31, 2003.

                 (i)         Access. The Agent and Lenders and their respective agents shall have reasonable access during normal business hours to each Borrower’s business premises and to the Collateral to review, appraise and evaluate the physical condition of the Collateral and to inspect the financial records and other records of the Borrowers concerning the operation of Borrowers’ businesses, Borrowers’ financial conditions, the transfers and expenditures of funds generated therefrom, the accrual of expenses relating thereto, and any and all other records relating to the operations of Borrowers. Each Borrower will fully cooperate with the Agent and Lenders regarding such reviews, evaluations, and inspections, and the Borrowers shall make their employees, CRP, other consultants and professionals reasonably available to the Agent, the Lenders and the Agent’s and Lenders’ professionals and consultants in conducting such reviews, evaluations, and inspections. Such inspections will include appraisals performed by appraisers selected by the Agent of the Real Estate owned or ground leased by Borrowers, and Borrowers will promptly reimburse Agent for all costs incurred in connection therewith.

                 (j)         Other Terms. No act committed or action taken by any of the Lenders under this Agreement or the Loan Documents will be used, construed, or deemed to hold any Lender to be in control of any Borrower, or the governance, management or operations of any Borrower for any purpose, without limitation, or to be participating in the management of any Borrower or acting as a “responsible person” or “owner or operator” or a person in “control” with respect to the governance, management or operation of any Borrower or its business (as such terms, or any similar terms, are used in the Bankruptcy Code, or the Internal Revenue Code, Comprehensive Environmental Response, Compensation and Liability Act, each as may be amended from time to time, or any other federal or state statute, at law, in equity, or otherwise) by virtue of the interests, rights, and remedies granted to or conferred upon the Lenders under this Agreement or the Loan Documents.

         5.          Closing Deliveries. Unless otherwise provided herein, simultaneously with the execution and delivery hereof, and as a condition to the effectiveness hereof, Borrowers will deliver (or deposit with), or cause the delivery to (or deposit with) Agent: (a)  such certificates of duly authorized officers of each Borrower, certificates of governmental authorities, certified copies of resolutions of the Board of Directors of each Borrower, and such other documents, instruments and agreements as Agent or any Lender shall require to evidence the due authorization, execution and delivery of this Agreement, (b) a retainer for expenses in the amount of $50,000.00, (c) all reasonable fees and expenses of Administrative Agent’s Special Counsel due and payable under the Credit Agreement or incurred in connection with the preparation, negotiation and execution of this Agreement, all related documents and the transactions contemplated hereby and thereby, (d) an assignment from Furr’s to Cafeteria Operators, executed in proper form for recording in the U.S. Patent and Trademark Office, of all trademark applications owned by Furr’s, and (e) the original certificates of title for all motor vehicles owned by any of the Borrowers, together with signed applications or any other documents required to note Agent’s lien thereon.

         6.        Ratification of Credit Agreement Loan Documents and Collateral. Each Borrower hereby acknowledges that this Agreement constitutes receipt from the Agent and the Lenders of proper notice of default, notice of intent to accelerate and opportunity to cure, and demand for payment. The Borrowers each hereby waive (a) any further notice of default, notice of intent to accelerate, or demand for payment and (b) any further opportunity to cure any of the Specified Defaults. Except as modified by this Agreement, the Borrowers each hereby acknowledge, ratify, reaffirm, and agree that each of the Credit Agreement and the first priority, perfected liens and security interests created thereby in favor of the Agent in the Collateral, are and will remain in full force and effect and binding on each Borrower, and are enforceable in accordance with their respective terms and applicable law. The Borrowers each hereby grant the Agent for the ratable benefit of Lenders liens and security interests in the Collateral and acknowledge, ratify, and reaffirm all of the terms and provisions of the Loan Documents, except as modified herein, which are incorporated by reference as of the Effective Date as if set forth herein including, without limitation, all promises, agreements, warranties, representations, covenants, releases, and indemnifications contained therein. The Borrowers hereby acknowledge, ratify, and confirm the Credit Agreement and all of their respective debts and obligations to the Lenders thereunder.

         7.        Remedies Upon Termination Event. Upon the occurrence of a Termination Event, (a) the Forbearance Period will terminate without further act or action by Agent or any Lender, and (b) Agent and Lenders will be entitled immediately to accelerate the Obligations, institute foreclosure proceedings against the Collateral and to exercise any and all of the Lenders’ rights and remedies available to them under the Loan Documents and this Agreement, at law, in equity, or otherwise, without further opportunity to cure, demand, presentment, notice of dishonor, notice of default, notice of intent to accelerate, notice of intent to foreclose, notice of protest or other formalities of any kind, all of which are hereby expressly waived by each Borrower, other than any notice of acceleration required by the Loan Documents and any notice required by applicable law.

         8.         Acknowledgment of Defaults. Each Borrower specifically acknowledges the existence and continuation of the Specified Defaults.

         9.        Release and Covenant Not to Sue. EACH BORROWER (EACH IN ITS OWN RIGHT AND ON BEHALF OF ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS) (THE “RELEASING PARTIES”), JOINTLY AND SEVERALLY RELEASE, ACQUIT, AND FOREVER DISCHARGE AGENT AND EACH OF THE LENDERS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS, ACCOUNTANTS, ADVISORS AND AGENTS (THE “RELEASED PARTIES”), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL ACTS AND OMISSIONS OF ANY OF THE RELEASED PARTIES, AND

FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, COUNTERCLAIMS, DEMANDS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, DAMAGES, OBLIGATIONS, LIABILITIES, OBJECTIONS, AND EXECUTIONS OF ANY NATURE, TYPE, OR DESCRIPTION WHICH ANY OF THE RELEASING PARTIES HAVE AS OF THE DATE HEREOF AGAINST ANY OF THE RELEASED PARTIES, INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, USURY, FRAUD, DECEIT, MISREPRESENTATION, CONSPIRACY, UNCONSCIONABILITY, INEQUITABLE CONDUCT, CONTROL, DURESS, ECONOMIC DURESS, DEFAMATION, CONTROL, INTERFERENCE WITH CONTRACTUAL AND BUSINESS RELATIONSHIPS, CONFLICTS OF INTEREST, MISUSE OF INSIDER INFORMATION, CONCEALMENT, DISCLOSURE, SECRECY, MISUSE OF COLLATERAL, WRONGFUL RELEASE OF COLLATERAL, FAILURE TO INSPECT, ENVIRONMENTAL DUE DILIGENCE, NEGLIGENT LOAN PROCESSING AND ADMINISTRATION, WRONGFUL SETOFF, VIOLATIONS OF STATUTES AND REGULATIONS OF GOVERNMENTAL ENTITIES, INSTRUMENTALITIES AND AGENCIES (BOTH CIVIL AND CRIMINAL), RACKETEERING ACTIVITIES, SECURITIES AND ANTITRUST LAWS VIOLATIONS, TYING ARRANGEMENTS, DECEPTIVE TRADE PRACTICES, BREACH OR ABUSE OF ANY ALLEGED FIDUCIARY DUTY, BREACH OF ANY ALLEGED SPECIAL RELATIONSHIP, COURSE OF CONDUCT OR DEALING, ALLEGED OBLIGATION OF FAIR DEALING, ALLEGED OBLIGATION OF GOOD FAITH, AND ALLEGED OBLIGATION OF GOOD FAITH AND FAIR DEALING, WHETHER OR NOT IN CONNECTION WITH OR RELATED TO THE CREDIT FACILITY DOCUMENTS AND THIS AGREEMENT, AT LAW OR IN EQUITY, IN CONTRACT IN TORT, OR OTHERWISE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED (THE “RELEASED CLAIMS”). THE RELEASING PARTIES FURTHER AGREE TO LIMIT ANY DAMAGES THEY MAY SEEK IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION, IF ANY, TO EXCLUDE ALL PUNITIVE AND EXEMPLARY DAMAGES, DAMAGES ATTRIBUTABLE TO LOST PROFITS OR OPPORTUNITY, DAMAGES ATTRIBUTABLE TO MENTAL ANGUISH, AND DAMAGES ATTRIBUTABLE TO PAIN AND SUFFERING, AND THE RELEASING PARTIES DO HEREBY WAIVE AND RELEASE ALL SUCH DAMAGES WITH RESPECT TO ANY AND ALL CLAIMS OR CAUSES OF ACTION WHICH MAY ARISE AT ANY TIME AGAINST ANY OF THE RELEASED PARTIES. THE RELEASING PARTIES REPRESENT AND WARRANT THAT NO FACTS EXIST WHICH COULD PRESENTLY OR IN THE FUTURE COULD SUPPORT THE ASSERTION OF ANY OF THE RELEASED CLAIMS AGAINST THE RELEASED PARTIES. THE RELEASING PARTIES FURTHER COVENANT NOT TO SUE ANY OF THE RELEASED PARTIES ON ACCOUNT OF ANY OF THE RELEASED CLAIMS, AND EXPRESSLY WAIVE ANY AND ALL DEFENSES THEY MAY HAVE IN CONNECTION WITH ANY DEBTS AND OBLIGATIONS UNDER THE CREDIT FACILITY DOCUMENTS AND THIS AGREEMENT. THIS PARAGRAPH IS IN ADDITION TO ANY OTHER RELEASE OF THE RELEASED PARTIES BY THE RELEASING PARTIES AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES.

         10.         No Obligation of Lenders. Each Borrower hereby acknowledges and understands that upon the expiration or termination of the Forbearance Period, if all the Specified Defaults have not been cured or waived by written agreement in accordance with the Credit

Agreement, or if there shall at such time exist a Default or Event of Default, then the Agent or the Lenders shall have the right to proceed to exercise any or all available rights and remedies, which may include foreclosure on the Collateral and/or institution of legal proceedings. The Lenders shall have no obligation whatsoever to extend the maturity of the Notes, waive any events of default or defaults, defer any payments, or further forbear from exercising their rights and remedies.

         11.         No Implied Waivers. No failure or delay on the part of the Agent or the Lenders in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         12.        Indemnification. In addition to, and without limitation of, any and all indemnities provided in the Loan Documents, each Borrower shall and does, jointly and severally, hereby indemnify and hold each of the Agent , the Lenders, and their respective employees, agents, independent contractors, attorneys, officers, and directors harmless from and against any and all claims, liability, losses, damages, causes of action, suits, judgments, costs, and expenses, including, without limitation, attorneys’ fees, arising out of or from or related to the Credit Agreement Loan Documents. If any action, suit, or proceeding is brought against the Agent or the Lenders or their respective employees, agents, independent contractors, attorneys, officers, or directors, each Borrower shall, at the Agent’s or Lenders’ request, defend the same at each Borrower’s sole cost and expense, such cost and expense to be a joint and several liability of all of the Borrowers, by counsel selected by the Agent or Lenders.

         13.        Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other Loan Document will survive the execution and delivery of this Agreement, and no investigation by the Lenders or any closing will affect the representations and warranties or the right of any Lender to rely upon them.

         14.        Review and Construction of Documents. The Borrowers hereby acknowledge, and represent and warrant to the Lenders that (a) the Borrowers have had the opportunity to consult with legal counsel of their own choice and have been afforded an opportunity to review this Agreement with their legal counsel, (b) the Borrowers have reviewed this Agreement and fully understand the effects thereof and all terms and provisions contained herein, and (c) the Borrowers have executed this Agreement of their own free will and volition. The recitals contained in this Agreement shall be construed to be part of the operative terms and provisions of this Agreement.

         15.        ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT AND THE LOAN DOCUMENTS AS INCORPORATED HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO REGARDING THE LENDERS’ FORBEARANCE WITH RESPECT TO THEIR RIGHTS AND REMEDIES ARISING AS A RESULT OF THE SPECIFIED DEFAULTS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND

MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by Borrowers, Agent and Required Lenders. The Loan Documents, as modified by this Agreement, continue to evidence the agreement of the parties with respect to the subject matter thereof.

         16.         Notices. All notices, requests, demands and other communications under this Agreement will be given in accordance with the provisions of the Credit Agreement.

         17.        Successors and Assigns. This Agreement will be binding upon, and will inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns, provided that the Borrowers may not assign any rights or obligations under this Agreement without the prior written consent of the Required Lenders.

         18.         Tolling of Statutes of Limitation. The parties hereto agree that all applicable statutes of limitations with respect to the Loan Documents shall be tolled and not begin running until the Termination Date.

         19.         Arms-Length/Good Faith. This Agreement has been negotiated at arms-length and in good faith by the parties hereto.

         20.         Governing Law. This Agreement will be subject to the laws of the Commonwealth of Massachusetts.

         21.        Interpretation. Wherever the context hereof will so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. All agreements, warranties, representations and covenants made herein by the Borrowers are made jointly and severally.

         22.        Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         23.        Counterparts. This Agreement may be executed and delivered in any number of counterparts, and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument; provided that no party shall be bound by this Agreement until the Borrowers, the Agent and the Required Lenders have executed a counterpart hereof. Execution of this Agreement via facsimile shall be effective, and signatures received via facsimile shall be binding upon the parties hereto and shall be effective as originals.

         24.        Further Assurances. The Borrowers agree to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be reasonably requested by the Agent on behalf of the Lenders as necessary or advisable to carry out the intents and purposes of this Agreement.

         25.         Loan Document. This Agreement is a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

         26.        WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, LENDERS AND AGENT HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH BORROWER (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT AGENT AND LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN. AGENT AND EACH LENDER (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BORROWER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BORROWER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT BORROWERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BORROWERS:	FURR'S RESTAURANT GROUP, INC.

By:
Name:
Title:

CAFETERIA OPERATORS, L.P.

By:	Furr's Restaurant Group, Inc.
its General Partner

By:
Name:
Title:

CAVALCADE HOLDINGS, INC.

By:
Name:
Title:

CAVALCADE FOODS, INC.

By:
Name:
Title:

1

FURR'S/BISHOP'S CAFETERIAS, L.P.

By:	Furr's Restaurant Group, Inc.
its General Partner

By:
Name:
Title:

CAVALCADE DEVELOPMENT, L.P.

By:	Furr's Restaurant Group, Inc.
its General Partner

By:
Name:
Title:

LENDERS:	FLEET NATIONAL BANK,
individually and as Administrative Agent

By:
Name:
Title:

THE PROVIDENT BANK

By:
Name:
Title:

WASHINGTON MUTUAL BANK

By:
Name:
Title:

2

ORIX FINANCIAL SERVICES, INC.

By:
Name:
Title:

TEXTRON FINANCIAL CORPORATION

By:
Name:
Title:

3

EXHIBIT A

SPECIFIED DEFAULTS

The Borrowers disclose the following Defaults and Events of Default which have occurred and are continuing under the Loan Documents (Section references are to the Credit Agreement):

Section	Description
14.1(a)	Borrowers did not pay principal due on July 2, 2002 and will not pay principal due on October 1, 2002
14.1(b)	Borrowers have not paid interest due at various times on and after July 2, 2002.
14.1(c)	Borrowers have failed to comply with covenants contained in the following Sections of the Credit Agreement:

9.4(e) - Borrowers have not accompanied financial statements delivered pursuant to Section 9.4(a) and (b) with a compliance statement in the form of Exhibit E, which will continue.

9.5.1 - Borrowers have not provided the specified notices to the Administrative Agent and each of the Lenders.

9.5.3 - See 14.1(j) below.

9.5.4 -Borrowers have not provided notice of threatened litigation with respect to approximately $900,000 in unpaid charges relating to media usage.

9.7.2 - Proceeds of casualty insurance in the amount of $661,953.41 relating to loss of an oven at Dynamic Foods were received by Borrowers in August of 2002 after the occurrence of an Event of Default and retained to reimburse the Borrowers' costs of a replacement oven.

10.8 -Borrowers have failed to make periodic payments due to the Cavalcade Pension Plan in an aggregate amount not to exceed $1 million. The Plan has incurred an "accumulated funding deficiency" and the projected benefit obligations of the Plan, as determined for financial accounting purposes, are in excess of $6,428,000.

10.12 - The Borrowers are and will continue to be in breach of this covenant due to a larger than projected number of Unprofitable Units.

11.1, 11.2, 11.3, 11.4 - Borrowers are and will continue to be in violation of these covenants due to recent and continuing failure of their financial performance to attain projected levels.

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14.1(d)	Borrowers have failed to comply with covenants and agreements contained in the following Sections of the Credit Agreement:

9.10 - Borrowers are past due in the payment of approximately $3,000,000 of vendor and lessor claims which individually or in the aggregate could have a Material Adverse Effect. Termination of the Swap Agreement referenced in Section 9.15 below has resulted in a termination liability on behalf Borrowers which Borrowers will not satisfy during the Forebearance Period.

9.13 - As a consequence of the rejection by Kmart Corporation of its obligations under the Master Lease between it and Cafeteria Operators, LP with respect to 10 properties owned by an affiliate of Aken Leasing Corp., Cafeteria Operators LP has entered into new leases with Aken which have terms in excess of ten years. No leasehold mortgage has been obtained with respect to these properties.

9.15 - Fleet has given notice to Borrowers of the termination of the Swap Agreement entered into by Borrowers to satisfy the requirements of this covenant; as a consequence, Borrowers are and will continue to be in violation of this covenant.

14.1(j)	Kmart Corporation has made filings in its bankruptcy proceedings pursuant to which it has purported to reject, or provide for rejection upon written notice to Borrowers, of the Master Lease Agreement between Cafeteria Operators, LP and Kmart covering approximately 35 restaurants, and also to reject or abandon the lease agreements between Kmart Corporation and the owners or lessors of these properties. The rejection of the Master Lease was completed with respect to 10 of these properties, and is pending with respect to the remainder. Such rejections may have an adverse effect on the perfection and priority of the Liens created by the Security Documents as to these properties.

14.1(k)	See disclosures above at 14.1(c).
14.1(q)	The resignation of Craig Miller has created a Default under this Section due to his status as the CEO and CFO of Borrowers which would become an Event of Default if there were not a replacement officer reasonably acceptable to the Required Lenders within 120 days after such resignation.

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EXHIBIT B

BUDGET

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  Forbearance Agreement     Plan     Start5a5     Plan       Plan       Plan       Plan       Plan       Plan      End5a5      Plan       Plan       Plan       Plan
Week Ending               10/08/02   10/15/02   10/22/02   10/29/02   11/05/02   11/12/02   11/19/02   11/26/02   12/03/02   12/10/02   12/17/02   12/24/02   12/31/02
       Sales Info
--------------------------
Unit count               85         85         85         85         82         82         82         82         82         79         79         79         79
Guest count              5,236      5,839      5,717      5,558      5,719      5,671      5,859      5,768      5,841      5,480      5,599      5,444      5,165
Average sale             6.15       5.85       5.85       5.85       5.85       5.85       5.85       5.85       6.35       6.15       6.15       6.15       6.15
Sales tax                0.44       0.42       0.42       0.42       0.42       0.42       0.42       0.42       0.46       0.44       0.44       0.44       0.44
Total ticket             6.59       6.27       6.27       6.27       6.27       6.27       6.27       6.27       6.81       6.59       6.59       6.59       6.59
Food sales               2,737,119  2,903,343  2,842,629  2,763,865  2,743,356  2,720,139  2,810,370  2,767,101  3,041,409  2,662,434  2,720,080  2,645,089  2,509,391
Sales tax                197,073    209,041    204,669    198,998    197,522    195,850    202,347    199,231    218,981    191,695    195,846    190,446    180,676
        Cash Flow
--------------------------
Store deposits           2,934,192  3,112,384  3,047,298  2,962,863  2,940,878  2,915,989  3,012,717  2,966,333  3,260,390  2,854,129  2,915,926  2,835,535  2,690,067
A/R collections          100,000    100,000    100,000    100,000    100,000    100,000    100,000    100,000    100,000    100,000    100,000    100,000    100,000
Credit card adj and other                                            40,000
                         -----------------------------------------------------------------------------------------------------------------------------------------------
Total deposits           3,034,192  3,212,384  3,147,298  3,062,863  3,080,878  3,015,989  3,112,717  3,066,333  3,360,390  2,954,129  3,015,926  2,935,535  2,790,067
                         -----------------------------------------------------------------------------------------------------------------------------------------------
Food vendors             741,491    819,373    803,598    783,132    777,804    771,771    795,216    783,973    793,022    723,032    737,280    718,746    685,207
Net payroll checks       607,058    1,148,533  586,268    1,147,941  565,581    1,125,489  565,885    1,125,689  565,847    1,097,310  539,041    1,124,895  634,801
Payroll taxes            353,721    161,949    348,457    161,762    343,218    154,687    343,295    154,749    343,286    145,806    336,498    154,499    360,747
Bonus/Deferred Comp                 80,000                300,000    80,000                                      80,000
Employee benefits                              60,000                                                 60,000     -                                60,000
Utility payments         300,000    150,000    150,000    150,000    150,000               300,000    150,000    150,000    150,000    150,000    150,000    150,000
Insurance payments       260,000    200,000    200,000    200,000    190,000    190,000    190,000    190,000    190,000    185,000    185,000    185,000    185,000
Rent payments            300,000    200,000    60,000                150,000    150,000    200,000    60,000                300,000    200,000    60,000
Advertising              272,350    137,583    57,083     44,083     289,083    132,333    47,333     42,333     42,333     68,333     33,833     33,833     33,833
Sales tax payment        205,215    197,073    209,041    204,669    198,998               393,372    202,347    199,231    218,981    191,695    195,846    190,446
Professional fees        60,000     40,000     40,000     40,000     40,000     40,000     40,000     40,000     40,000     40,000     40,000     40,000     40,000
Other expenses           333,750    333,750    333,750    333,750    325,500    325,500    325,500    325,500    325,500    317,250    317,250    317,329    317,408
                         -----------------------------------------------------------------------------------------------------------------------------------------------
Total expense            3,433,586  3,468,260  2,848,196  3,365,338  3,110,184  2,889,780  3,200,601  3,134,591  2,729,219  3,245,713  2,730,597  3,040,147  2,597,443
                         -----------------------------------------------------------------------------------------------------------------------------------------------
Operating cash flow      (399,394)  (255,876)  299,103    (302,475)  (29,306)   126,209    (87,884)   (68,258)   631,171    (291,584)  285,329    (104,612)  192,624
Sale of assets           27,000     153,000                                                415,000
Holiday gift books                                                                                                          250,000    250,000    250,000
Other payments                                                       (580,000)
PBGC/Insurance pmts                                                                                                                                          (600,000)
Maint Capex              (32,692)   (32,692)   (32,692)   (32,692)   (31,538)   (31,538)   (31,538)   (31,538)   (31,538)   (30,385)   (30,385)   (30,385)   (30,385)
Borrowing                                                            580,000
Debt service             (131,433)  (50,000)   (50,000)   (50,000)   (50,000)   (50,000)   (50,000)   (50,000)   (50,000)   (50,000)   (50,000)   (50,000)   (50,000)
                         -----------------------------------------------------------------------------------------------------------------------------------------------
Net Cash Flow            (536,519)  (185,569)  216,410    (385,167)  (110,844)  44,670     245,578    (149,797)  549,633    (121,968)  454,944    65,003     (487,760)
Begin Cash-Book          (101,037)  (637,556)  (823,125)  (606,715)  (991,882)  (1,102,727)(1,058,056)(812,479)  (962,275)  (412,643)  (534,611)  (79,667)   (14,664)
                         -----------------------------------------------------------------------------------------------------------------------------------------------
Ending Cash-Book         (637,556)  (823,125)  (606,715)  (991,882)  (1,102,727)(1,058,056)(812,479)  (962,275)  (412,643)  (534,611)  (79,667)   (14,664)   (502,424)
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